Exhibit 99.1

FOR IMMEDIATE RELEASE

For Further Information:

Howard N. Feist
Chief Financial Officer
(609) 584-3586


               CONGOLEUM CORPORATION REPORTS THIRD QUARTER RESULTS

MERCERVILLE, NJ, November 11, 2003 - Congoleum Corporation (AMEX:CGM) today reported its financial results for the third quarter ended September 30, 2003.

Sales for the three months ended September 30, 2003 were $61.1 million, compared with sales of $57.7 million reported in the third quarter of 2002, an increase of 5.9%. Net income for the quarter ended September 30, 2003 was $1.3 million versus net income of $.6 million in the third quarter of 2002. Earnings per share for the quarter ended September 30, 2003 was $.15, compared with earnings per share of $.07 in the third quarter of 2002. Net earnings in the third quarter of 2003 included $1.6 million from the recognition of tax benefit realized as a result of net operating loss carry back claims received.

Sales for the nine months ended September 30, 2003 were $169.7 million, compared with sales of $183.6 million reported in the first nine months of 2002, a decrease of 7.6%. The net loss for the nine months ended September 30, 2003 was $3.3 million, or $.40 per share, versus net income (before a required accounting change) of $.7 million, or $.09 per share, in the first nine months of 2002. The required accounting change recorded in the first quarter of 2002 was a non-cash transition charge of $10.5 million, or $1.27 per share, for impairment of goodwill as required for adoption of Statement of Financial Accounting Standards No. 142.

Roger S. Marcus, Chairman of the Board, commented "Third quarter results were negatively affected by $.4 million in severance expense due to an August layoff and by a major distributor's decision to reduce inventory levels, which I estimate cost us $1-2 million in sales in September. Despite this inventory reduction, sales in the third quarter increased over both the prior quarter and the third quarter of last year, as a result of newly introduced products as well as the continued success of products designed for the builder market and some improvement in sales to the manufactured housing industry. Operating results for the third quarter were below the third quarter of 2002 due to higher costs for raw materials, pensions, medical benefits, insurance, and energy and a less profitable sale mix. However, we have initiated a number of cost reduction steps this year to offset these increases, and the benefit of these efforts can be seen in the improvement in results in the third quarter over the second quarter. We expect our profit margins in the future will continue to benefit from the steps we have taken, as well as from a 3-5% price increase announced in September."

Mr. Marcus continued "The improvement in financial results from the second to the third quarter is but one of several positive developments. We also just signed a second five year labor contract, giving us long term agreements through 2008 covering our two largest plants. On the new product front, one of our recent introductions has far surpassed our expectations. Finally, as we just announced, the voting process on our pre-packaged plan of reorganization has now commenced, another major milestone. We expect our reorganization case will be filed around the end of this year, and we will be pursuing a prompt confirmation of our plan. The prospect of putting the reorganization behind us, combined with our sales momentum and the significant reductions we have made in our costs, could make 2004 a better year for Congoleum."

Congoleum Corporation is a leading manufacturer of resilient flooring, serving both residential and commercial markets. Its sheet and tile products are available in a wide variety of designs and colors, and are used in remodeling, manufactured housing, new construction and commercial applications. The Congoleum brand name is recognized and trusted by consumers as representing a company that has been supplying attractive and durable flooring products for over a century.

                 WARNING REGARDING FORWARD - LOOKING STATEMENTS


THE ABOVE NEWS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS, WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON CONGOLEUM'S EXPECTATIONS, AS OF THE DATE OF THIS RELEASE, OF FUTURE EVENTS, AND CONGOLEUM UNDERTAKES NO OBLIGATION TO UPDATE ANY OF THESE FORWARD LOOKING STATEMENTS. ALTHOUGH CONGOLEUM BELIEVES THAT THESE EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS, WITHIN THE BOUNDS OF ITS KNOWLEDGE OF ITS BUSINESS AND EXPERIENCE, THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS WILL NOT DIFFER MATERIALLY FROM ITS EXPECTATIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS INCLUDE: (I) THE FUTURE COST AND TIMING OF ESTIMATED ASBESTOS LIABILITIES AND PAYMENTS AND AVAILABILITY OF INSURANCE COVERAGE AND REIMBURSEMENT FROM INSURANCE COMPANIES, WHICH UNDERWROTE THE APPLICABLE INSURANCE POLICIES FOR ASBESTOS-RELATED CLAIMS, (II) COSTS RELATING TO THE EXECUTION AND IMPLEMENTATION OF ANY PLAN OF REORGANIZATION PURSUED BY CONGOLEUM, (III) TIMELY REACHING AGREEMENT WITH OTHER CREDITORS, OR CLASSES OF CREDITORS, THAT EXIST OR MAY EMERGE, (IV) CONGOLEUM'S AND ITS CONTROLLING SHAREHOLDER'S, AMERICAN BILTRITE INC.'S SATISFACTION OF THE CONDITIONS AND OBLIGATIONS UNDER THEIR RESPECTIVE OUTSTANDING DEBT INSTRUMENTS, AND AMENDMENTS TO THOSE OUTSTANDING DEBT INSTRUMENTS, AS NECESSARY, TO PERMIT THE CONTEMPLATED NOTE CONTRIBUTION AND PLEDGE IN CONNECTION WITH CONGOLEUM'S PLAN OF REORGANIZATION AND TO MAKE CERTAIN FINANCIAL COVENANTS IN THOSE DEBT INSTRUMENTS LESS RESTRICTIVE, (V) THE RESPONSE FROM TIME-TO-TIME OF CONGOLEUM'S AND ITS CONTROLLING SHAREHOLDER'S, AMERICAN BILTRITE INC.'S, LENDERS, CUSTOMERS, SUPPLIERS AND OTHER CONSTITUENCIES TO THE ONGOING PROCESS ARISING FROM CONGOLEUM'S STRATEGY TO SETTLE ITS ASBESTOS LIABILITY, (VI) CONGOLEUM'S ABILITY TO OBTAIN DEBTOR-IN-POSSESSION FINANCING TO PROVIDE IT WITH SUFFICIENT FUNDING DURING THE PENDENCY OF ITS CHAPTER 11 CASE AND EXIT FINANCING TO PROVIDE IT WITH SUFFICIENT FUNDING FOR ITS OPERATIONS AFTER EMERGING FROM THE BANKRUPTCY PROCESS, IN EACH CASE, ON REASONABLE TERMS, (VII) TIMELY OBTAINING SUFFICIENT CREDITOR AND COURT APPROVAL OF ANY REORGANIZATION PLAN PURSUED BY CONGOLEUM,
(VIII) COMPLIANCE WITH THE UNITED STATES BANKRUPTCY CODE, INCLUDING SECTION 524(g) AND (IX) THE IMPACT ANY ADOPTED FEDERAL LEGISLATION ADDRESSING ASBESTOS PERSONAL INJURY CLAIMS MAY HAVE ON THE COMPANY'S BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION. IN ANY EVENT, IF CONGOLEUM IS NOT

SUCCESSFUL IN OBTAINING SUFFICIENT CREDITOR AND COURT APPROVAL OF ITS PLAN OF REORGANIZATION, SUCH FAILURE WOULD HAVE A MATERIAL ADVERSE EFFECT UPON ITS BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION. ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY AS A RESULT OF THESE AND OTHER FACTORS DISCUSSED IN CONGOLEUM'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, ITS QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2003 AND ITS OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                              CONGOLEUM CORPORATION

                              RESULTS OF OPERATIONS

                    (In thousands, except per share amounts.)

                                                                                (Unaudited)
                                                               For the Three                  For the Nine
                                                                Months Ended                  Months Ended
                                                               September 30,                  September 30,
                                                               -------------                  -------------
                                                            2003            2002          2003            2002
                                                            ----            ----          ----            ----

Net Sales .............................................   $ 61,139       $ 57,736       $ 169,715       $ 183,638

Cost of Sales .........................................     46,126         42,188         129,779         137,862

Selling, General & Administrative Expenses ............     13,356         12,921          39,072          39,589
                                                          --------       --------       ---------       ---------

Income (loss) from Operations .........................      1,657          2,627             864           6,187

Interest Expense (net) ................................     (2,271)        (2,008)         (6,693)         (6,048)

Other Income ..........................................        310            349             946           1,157
                                                          --------       --------       ---------       ---------
Income (Loss) before Taxes & Accounting Change ........       (304)           968          (4,883)          1,296

Income Taxes ..........................................     (1,584)           416          (1,584)            549
                                                          --------       --------       ---------       ---------
Income (Loss) before Accounting Change ................      1,280            552          (3,299)            747

Cumulative effect of Accounting Change ................         --             --              --         (10,523)
                                                          --------       --------       ---------       ---------
Net Income (Loss) .....................................   $  1,280       $    552       $  (3,299)      $  (9,776)
                                                          ========       ========       =========       =========

Net Income / (Loss) Per Share .........................   $   0.15       $   0.07       $   (0.40)      $    0.09

Cumulative effect Per Share ...........................         --             --              --           (1.27)
                                                          --------       --------       ---------       ---------
Net Income / (Loss) Per Share, Basic & Diluted ........   $   0.15       $   0.07       $   (0.40)      $   (1.18)
                                                          ========       ========       =========       =========

Weighted Average number of Common Shares Outstanding ..      8,260          8,260           8,260           8,260
                                                          ========       ========       =========       =========